Exhibit 99.1

March 23, 2006

To: Members of the Board of Directors and Section 16 Officers of First Advantage Corporation

Re:	Notice of Blackout Period Under Section 306(a) of the Sarbanes-Oxley Act of 2002

Pursuant to the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR of the Securities and Exchange Commission (“SEC”), this memorandum is to notify you of the immediate effectiveness of a blackout period with respect to transactions described below in Class A common shares of First Advantage Corporation (the “Company”).

This blackout is the result of the Company’s March 15, 2006 announcement that its previously filed financial statements for the years ended December 31, 2004, 2003, and 2002, and for the quarters ended March 31 and June 30, 2005 and 2004 should not be relied upon because payments that were made to certain vendors in the occupational health division of the Company’s Employer Services segment were not properly accrued for during those periods, and were, in fact, under accrued, and that the Company will amend its annual report on Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2005, and June 30, 2005, to correct the financial information for the years ended December 31, 2004, 2003 and 2002 and the first two quarters of 2005 and 2004. In light of such announcement, all purchases of Class A common shares of the Company under the Company’s 401(k) plan, and stock option plans are also being suspended, effective immediately. The blackout period will begin immediately and is currently expected to be lifted once the applicable amendments have been filed, which the Company currently expects to file with the SEC during the week of April 3, 2006. You will receive written notice when the blackout period is lifted.

During the blackout period directors and executive officers of the Company are prohibited from purchasing, selling, transferring or otherwise engaging in transactions involving certain of the Company’s Class A common shares. This prohibition applies to all equity securities of the Company and related derivative securities, including options, share units, convertible debt securities and prepaid forward contracts. The prohibition covers direct and indirect transactions, including those involving entities or persons through which you have a “pecuniary interest” in the securities such as your immediate family members living with you or securities held in trust or by controlled partnerships or corporations.

The prohibition on purchases, sales, transfers and other transactions described above applies only to Class A common shares of the Company (and derivatives of such securities) that you have acquired (or in which you have a pecuniary interest) in connection with your service or employment as a director or executive officer. It is important to note that any such security you sell or otherwise transfer, directly or indirectly, will be presumed to have been acquired in connection with your service or employment unless you establish that the securities were acquired from another source, and this identification is consistent with your tax treatment of the securities and all other disclosure and reporting requirements.

There are certain very narrow exceptions to this prohibition. I strongly recommend that you consult me before entering into any transaction pursuant to a possible exception. Once this blackout period ends, you will be permitted to resume transactions in the Company’s Class A common shares and other equity securities subject to the requirements of our Insider Trading Policies and applicable law.

Please note that the Company has determined in accordance with Rule 104 of SEC Regulation BTR that it was unable to provide advance notice of this blackout.

If you have any questions regarding the blackout period, you may contact me at the following address or phone number:

Julie Waters

Vice President and General Counsel

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

Telephone: (727) 214-3411

Email: jwaters@fadv.com

Yours truly,

/s/ Julie Waters
Julie Waters